Exhibit 99.1

CyrusOne Inc. Prices Public Offering of Senior Notes

DALLAS—September 15, 2020—CyrusOne Inc. (NASDAQ: CONE) (the “Company”) today announced the pricing of the previously announced public offering of $400 million aggregate principal amount of 2.150% senior notes due 2030 (the “Notes”) by its wholly-owned subsidiaries, CyrusOne LP (the “Operating Partnership”) and CyrusOne Finance Corp. (together with the Operating Partnership, the “Issuers”), at 98.795% of their face value. The Notes will mature on November 1, 2030, unless earlier redeemed or repurchased. The Notes will be guaranteed by the Company. The offering is expected to close, subject to certain customary closing conditions, on September 21, 2020.

J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Truist Securities, Inc. are acting as lead joint book-running managers for the offering. The Issuers intend to use the net proceeds from this offering to repay $300 million of the outstanding indebtedness under the Operating Partnership’s senior unsecured term loans due 2023 and the remainder for general corporate purposes, including the repayment of the borrowings outstanding under the Operating Partnership’s revolving credit facility from time to time.

This news release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is being made under an automatic shelf registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “SEC”) and only by means of a prospectus supplement and accompanying prospectus. An investor may obtain free copies of the prospectus supplement and accompanying prospectus related to the offering by visiting EDGAR on the SEC website, www.sec.gov, or by contacting: J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attn: Investment Grade Syndicate Desk, Telephone (collect): 1-212-834-4533; Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attn: Debt Capital Markets Syndicate, Telephone: (800) 503-4611; or Truist Securities, Inc., 3333 Peachtree Road NE. 11th Floor, Atlanta, GA 30326, Attn: Investment Grade Debt Capital Markets, Telephone: (800) 685-4786.

Safe Harbor Note

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which the Company operates and the beliefs and assumptions of the Company’s management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of the Company’s future financial performance, the Company’s anticipated growth and trends in the Company’s businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause the Company’s actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents the Company files with the SEC. More information on potential risks and uncertainties is available in the Company’s recent filings with the SEC, including the Company’s Form 10-K report, Form 10-Q reports, and Form 8-K reports. The Company disclaims any obligation other than as required by law to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors or for new information, data or methods, future events or other changes.

About CyrusOne

CyrusOne (NASDAQ: CONE) is a real estate investment trust (REIT) specializing in highly reliable enterprise-class, carrier-neutral data center properties. CyrusOne provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for approximately 1,000 customers, including approximately 200 Fortune 1000 companies.

With a track record of meeting and surpassing the aggressive speed-to-market demands of hyperscale cloud providers, as well as the expanding IT infrastructure requirements of the enterprise, CyrusOne provides the flexibility, reliability, security, and connectivity that foster business growth. CyrusOne offers a tailored, customer service-focused platform and is committed to full transparency in communication, management, and service delivery throughout its more than 50 data centers worldwide.

Investor Relations

Michael Schafer

Vice President, Capital Markets & Investor Relations

972-350-0060

investorrelations@cyrusone.com